                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of CCA Prison Realty Trust and Corrections Corporation of America of our report dated January 9, 1998 relating to the financial statements of CCA Prison Realty Trust included in CCA Prison Realty Trust's Form 1O-K for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference in this registration statement.



                                           /s/ ARTHUR ANDERSEN LLP
                                           -------------------------------

Nashville, Tennessee
June 26, 1998